[TRANSLATION]

Exhibit 3.7

[Notary’s seals]	Cecilio Gonzalez Marquez Notary public No. 151 Mexico, Federal District

2006020043

20060302

10:25

Book number two thousand six hundred fifty.	EGP*bac

Instrument number one hundred thirteen thousand five hundred ten

In Mexico, Federal District, on February 24, 2006, before me, Mr. Cecilio Gonzalez Marquez, proprietor of notary public office no. 151 of the Federal District, appeared Mr. Sergio Aneres Urias Ochoa, on behalf of the companies named “S&C Holding Company (Mexico), B.V.” and “S&C 1 (Dutch) B.V.” and declared:

That he hereby incorporates a Limited Liability Company with Variable Capital (Sociedad de Responsibilidad Limitada de Captial Variable – S. de R.L. de C.V.).

To this end, he presented to me the permit obtained from the Ministry of Foreign Affairs dated February 20, 2006, number 0905,497, file number 200609004970, folio 285K1Q73, which is incorporated into the appendix of this instrument and identified as letter “A,” a photocopy of which is attached to the certificates issued from this instrument.

The person appearing also presented to me the bylaws he wishes to govern the company he is incorporating, which are transcribed below:

CORPORATE BYLAWS

CHAPTER I

CORPORATE NAME, DOMICILE, NATIONALITY, CORPORATE PURPOSE AND TERM

Article 1. The company shall be named “C & S Controladora Mexico,” which name shall be followed by the words “Sociedad de Responsibilidad Limitada de Captial Variable” or the abbreviation “S. de R.L. de C.V.”

Article 2. The company’s domicile shall be the city of Aguascalientes, Aguascalientes. However, the company may establish branch offices, affiliates or establishments within the United Mexican States (“Mexico”) or abroad, as well as contractual domiciles, without this implying a change in its corporate domicile.

Article 3. The company is incorporated under the laws of Mexico. Any foreigner who acquires an interest or equity investment in the company at the time of its incorporation or at any time thereafter shall bind himself formally before the Ministry of Foreign Affairs to be considered a Mexican citizen with respect to his interests or equity investments, and with respect to the property, rights, concessions, investments and interests of the company and the rights and obligations arising under the agreements entered into by the company, and agrees not to invoke the protection of his government with respect to said interest, under penalty, in the event of breach of his agreement, of forfeiture of said interest to the Mexican Nation.

Article 4. The corporate purpose of the company shall be:

(a) To fabricate, manufacture, produce by maquila, acquire, dispose of, lease, transfer use of, sell, export and import of all types of industrial products, raw materials, products and merchandise;

(b) To constitute, form, organize, exploit, acquire and hold investments, stock or interests in all types of commercial or civil and Mexican or foreign companies, associations, societies, trusts, or entities of any type;

(c) To enter into all types of agreements, contracts, and documents, including without limitation for purchase-sale, maquila, supply, distribution, remittance, agency, commission, mortgage, bond, deposit, lease, sublease, administration, services, technical assistance, consulting services, marketing, joint investment, association and other agreements as necessary or appropriate in order that the company may carry out its corporate objective;

(d) To request and obtain from federal, state and/or municipal authorities, whether centralized, decentralized or regional, all types of promotion and support programs for export and foreign trade, including but not limited to obtaining registration as an Empresa Altamente Exportadora (Primarily Export Enterprise, ALTEX), as well as obtaining a Maquila Export Program, Maquila Services Program and/or Temporary Import Program to Produce Export Articles (PITEX) and/or Sector Promotion Programs (PROSEC); the warehousing of raw materials, parts and components for the Maquiladora Export Industry, as well as companies with Temporary Import Programs to Produce Export Articles, and in general any other applicable foreign trade or exports support program in accordance with the applicable laws and regulations; including the border program for goods and services and the supply company program (HUB) for companies engaging in foreign trade, maquiladora companies and PITEX within the meaning of article 303 of the North American Free Trade Agreement;

(e) To request and obtain from federal, state and/or municipal authorities, whether centralized, decentralized or regional, including the Ministry of the Treasury and Public Credit, all types of authorizations, permits and renewals directly or indirectly related to the establishment of bonded warehouses;

(f) To acquire, by any legal means, stock, investments or interests in all categories of commercial or civil companies, associations, societies, trusts, or entities of any type, at the time of their incorporation or at a later date, as well as to sell, assign, transfer, negotiate, encumber or otherwise dispose of or pledge such stock, investments or interests;

(g) To act as legal representative or agent for all types of persons or companies, whether as representative, intermediary or in any other capacity;

(h) To acquire, sell, lease, rent, sublease, use, enjoy, possess, license or dispose of, in any legal form, all types of real and personal property, equipment and goods, including as depositary or depositor, and to hold rights in such properties, including all types of machinery, equipment, accessories, offices and other provisions necessary or appropriate for the accomplishment of its corporate purpose;

(i) To issue, execute, accept, endorse, certify, guarantee or in any other manner subscribe all types of credit instruments;

(j) Subject to applicable laws, to obtain, acquire, possess, use and enjoy all types of concessions, permits, licenses, authorizations, franchises, patents, trademarks, commercial names and all other intellectual property or industrial rights, including local, municipal or federal environmental permits as necessary to fulfill its corporate purpose;

(k) To obtain and grant all types of financing, loans or credits, and to issue debentures, bonds, commercial paper, ordinary investment certificates and other types of debt instruments, with or without specific guarantee, by means of note, mortgage, pledge, trust or any other legal form, and to guarantee third-party obligations and debts, whether as guarantor, surety or in any other capacity, including as joint and several and subsidiary obligor;

(l) To enter into and/or execute, in Mexico or abroad, on its own behalf or on behalf of others, all types of instruments, whether principal or auxiliary, civil or commercial, or of any other nature (including acts implying ownership), all types of contracts and agreements, both civil and commercial, as principal or subsidiary, or of any other nature, to the extent permitted by applicable laws; and

(m) To enter into all types of contracts and legal acts that are necessary or appropriate in order to accomplish its corporate purpose.

Article 5. The term of the company shall be 99 (ninety-nine) years from the date this public instrument is recorded.

CHAPTER II

CAPITAL STOCK AND INTERESTS

Article 6. The capital Stock shall include a fixed portion and a variable portion. The minimum fixed capital is 3000 pesos, national currency,

fully subscribed and paid by the partners. The company’s variable capital shall be unlimited. The corporate shares representing the capital stock shall consist of two series, a Class A, representing contributions of the Mexican partners, and a Class B, representing the contributions of foreign partners. The corporate shares representing the fixed capital shall be Class A-1 and B-1, respectively. The corporate shares representing the variable capital shall be Class A-2 and B-2, respectively. The value of contributions in kind shall be authorized and approved by the partners. No partner may hold more than one corporate share of the company in the same class of capital stock. If a partner makes a new contribution or acquires all or a portion of the corporate shares of another partner, the value of his respective corporate share in the company shall be increased by the respective amount. The Shareholders’ meeting that authorizes the increase in the capital stock shall determine the characteristics and conditions of such increase and of the corporate shares to be issued.

The company’s capital stock may be increased by means of additional contributions from the partners, the admittance of new partners or capitalization. The company’s capital stock may be diminished by capitalization of losses, withdrawal of contributions or amortization. Any increase or reduction of the company’s capital stock shall be carried out in accordance with the provisions of this chapter and the applicable provisions of the General Law of Business Corporations (Ley General de Sociedades Mercantiles). Any increase or reduction of the capital stock shall be registered in the Ledger of Capital Variations, which the company shall maintain in accordance with the provisions of article 219 of the General Law of Business Corporations. Increases and reductions of capital stock shall be approved by means of a resolution adopted by the Shareholders’ meeting subject to the provision of article 21 of these corporate bylaws.

Article 7. With respect to the corporate shares owned by foreigners, in addition to the appropriate registration in the Register of Partners mentioned in article 10 of these corporate bylaws, the appropriate registrations shall be made in the National Registry of Foreign Investments (Registro Nacional de Inversiones Extranjeras) in accordance with the Foreign Investment Law (Ley de Inversión Extranjera) and its implementing regulations.

Only those natural persons or legal entities whose names are registered in the Register of Partners may exercise the rights derived from the ownership of corporate shares.

Article 8. The partners may hold only one corporate share in the company, on the understanding, however, that in the event the company issues preferential corporate shares or special classes of corporate shares, or classes of corporate shares which confer preferential or special rights, in such case, a partner may hold one corporate share within each special or preferential class of corporate shares issued by the company.

The holders of Class A and Class B corporate shares shall be entitled to 1 (one) vote for each $1.00 (one and a 00/100 pesos national currency) contributed by said partner to the company’s capital stock.

Article 9. The corporate Secretary may, at the request of the partners, issue secretary’s certificates establishing the respective share in the company’s capital of those partners who request such certification. Any of these secretary’s certificates shall contain the following legend:

The transfer or disposal of the corporate share to which this secretary’s certificate refers is subject to the prior approval of the Company’s Shareholders’ meeting and is subject to the restrictions on transfer and other rights established in the corporate bylaws of the Company. Any transfer or disposal of the corporate share to which this secretary’s certificate refers that fails to comply with the restrictions on transfer and other rights established in the corporate bylaws of the Company shall be null and void.

Article 10. The company shall have a Register of Partners in which the name and address of each partner shall be recorded with a statement of the amount of their respective contributions and any and all transactions related to the subscription, acquisition or transfer of corporate shares, including the name and address of the transferring or former holder and the acquiring party.

Article 11. No partner shall carry out a sale, transfer, assignment or other disposal of corporate shares of the company (a “Transfer”) of any or all of its corporate shares in the company without the prior consent of the majority of the partners’ votes, which shall be cast in the Shareholders’ meeting, and any transfer carried out without said consent shall be null and produce no legal effects; on the understanding, however, that this restriction shall not apply to any Transfer that involves the majority of the participation and votes of the corporate shares of a partner to a subsidiary or affiliate under the joint control of the partner who transfers the shares or any affiliate in which he is the sole partner or shareholder.

Article 12. The company shall consider the person whose name is recorded in the Register of Partners to which article 10 refers as the holder of the corporate shares registered in his name.

Article 13. In the event of an increase in the company’s capital stock by means of future contributions, the company’s partners shall have the preferential right to subscribe and pay said capital increase, in proportion to the value of the corporate shares they hold at the time of such increase. The partners may exercise their preferential rights established herein within the period of time and in accordance with the terms and conditions established for this purpose by the Shareholders’ meeting that approves said capital increase.

CHAPTER III

SHAREHOLDERS’ MEETING

Article 14. The Shareholders’ meeting is the supreme body of the company. The Shareholders’ meeting shall be held in all cases at the corporate domicile, except in cases of force majeure or act of God. The Shareholders’ meeting shall be held in order to resolve any of the matters to which article 78 of the General Law of Business Corporations refers and any other matters brought to its consideration by the partners in accordance with these corporate bylaws and applicable legislation.

Article 15. The Shareholders’ meeting shall meet at least once each year within the first 4 (four) months following the close of the fiscal year, in order to address the matters included in the corresponding agenda as well as any of the following matters (the “Annual Shareholders’ meeting”):

(a) discussion and, if applicable, approval or modification of the Sole Manager’s report or, if applicable, the report of the Managing Board in accordance with these corporate bylaws, in regard to the company’s business and operations during the prior fiscal year, and the company’s financial statements from and for the prior fiscal year; and

(b) appointment and, if applicable, confirmation of the Sole Manager or, if applicable, the members of the Managing Board, and approval of the compensation to be paid those persons for the performance of their duties in their respective capacities during the fiscal year in progress.

Article 16. The Shareholders’ meeting may be convened by the Sole Manager or, where applicable, by the Chairman of the Managing Board, by any 2 (two) of its members, or by the holders of corporate shares representing at least one-third of the company’s capital stock in accordance with article 81 of the General Law of Business Corporations, as applicable.

Article 17. The Sole Manager, or, as appropriate, the Chairman of the Managing Board or the individuals who convene a Shareholders’ meeting shall transmit the respective notice of meeting to each partner at the corresponding address recorded in the Register of Partners of the company, by certified airmail, prepaid mail, courier with acknowledgment of receipt or facsimile with transmission confirmation, at the registered address, on the understanding that such notice of meeting shall be delivered to all the partners at least 15 (fifteen) days prior to the date scheduled for the meeting.

A notice of meeting shall not be required in the event that all corporate shares with voting rights are represented at the time of voting.

Article 18. The partners may be represented at the Shareholders’ meeting by a representative authorized by general or special power of attorney or by representative designated by a simple proxy.

In order to be admitted to the Shareholders’ meeting, the partner shall be registered as such in the Register of Partners maintained by the company in accordance with article 10 of these corporate bylaws.

Article 19. The Shareholders’ meeting shall be chaired by the Sole Manager or, as applicable, by the chairman of the Managing Board; and in his absence, by any other individual present designated to act as such by a majority of the votes of the corporate shares represented at the meeting.

The corporate Secretary shall act as secretary of the Shareholders’ meeting; and in his absence, the Shareholders’ meeting shall designate a person to act in that capacity during the meeting by a majority of votes of the corporate shares represented at the meeting. The chairman of the meeting shall appoint one observer from among the attendees to determine whether a legal quorum exists and, at the request of the chairman, to count the votes cast.

Article 20. The Shareholders’ meeting shall be considered legally convened pursuant to the first or subsequent notice of meeting and at least 51% of the value of the company’s capital stock is represented at such meeting by one or more corporate shares.

Article 21. The resolutions of the Shareholders’ meeting shall be valid if approved by a majority of the votes of the corporate shareholders issued in accordance with the provisions of article 8, final paragraph of these corporate bylaws.

In accordance with the provisions of article 82 of the General Law of Business Corporations, resolutions adopted without convening a Shareholders’ meeting shall be validly adopted by unanimous vote provided that such resolutions are confirmed in writing and signed by all the partners.

Article 22. The minutes of Partners Assemblies and the resolutions of unanimous consent shall be transcribed in the company’s Minute Book. A file shall be established for each meeting and used to maintain copies from the meeting, the attendance list, the proxies, copies of notices of meetings, if any, and documents presented for the consideration of the assemblies such as reports of the Sole Manager or the Managing Board, as applicable, financial statements and other relevant documents.

In the event it is not possible to transcribe the minutes or resolutions of unanimous consent in the company’s Minute Book, those minutes shall be notarized before a notary public in Mexico.

The minutes of the Shareholders’ meeting, as well as documents evidencing such assemblies that could not be held due to lack of a quorum, shall be signed by the chairman and secretary of the meeting.

CHAPTER IV

ADMINISTRATION

Article 23. The administration of the company shall be entrusted to a Sole Manager or a Managing Board formed the least two incumbent members and, as applicable, the number of alternate managers designated by the Shareholders’ meeting.

Article 24. The Sole Manager or members of the Managing Board, as applicable, shall occupy their positions for one year from the date of their appointment or confirmation, as applicable, and may be reelected for successive terms and continue in their positions until they are replaced. For this purpose, the period of time elapsed between one Annual Shareholders’ meeting and the next Annual Shareholders’ meeting is fixed at one year.

Article 25. Each year, the Managing Board or Shareholders’ meeting shall appoint a chairman of the Managing Board from among the incumbent members of the Managing Board. Unless otherwise established, the chairman shall carry out and execute the resolutions adopted in the Shareholders’ meeting and the Managing Board. The chairman shall not have the authority to cast a tie-breaking vote.

Article 26. Meetings of the Managing Board may be called by any of its incumbent members. The Managing Board may determine, at the first meeting held after the close of each fiscal year, the dates of the meetings to be held during the fiscal year in question; on the understanding, however, that such schedule shall not additional Managing Board meetings to be called in accordance with the provisions of this article 26.

The meetings of the Managing Board shall be called by means of written notice, delivered to all the incumbent members and alternates at least five days prior to the date fixed for the meeting.

No notice of meeting shall be required when all of the incumbent members of the Managing Board or their corresponding alternates are present.

The Managing Board shall meet at the corporate domicile; however, if the Board so decides, it may meet from time to time at another location in Mexico or abroad.

Article 27. The minutes of the Managing Board meetings shall be recorded in the Managing Board Minute Book and shall be signed by all members present, or, if so expressly authorized by means of a resolution adopted at the corresponding meeting, by the chairman and secretary only. A file shall be established for each Managing Board meeting, which shall contain the minutes and resolutions of unanimous consent of the Managing Board, the attendance list, the notice of meeting, if any, and documents considered for the consideration of the meeting, such as reports, financial statements and other relevant documents, which shall be retained.

Article 28. In order for the Managing Board meetings to be considered legally convened, the majority of its incumbent members or their respective alternates must be present, and the resolutions shall be adopted by a majority vote of the members present, whether they are incumbents or alternates.

The resolutions adopted by the unanimous vote of all incumbent members of the Board other than at a Managing Board meeting shall be valid and legally adopted, provided that they are confirmed in writing and signed by all the incumbent members of the Managing Board.

Article 29. The Sole Manager or Managing Board, as applicable, shall have all the authorities included in a general power of attorney for claims and collections, to administer property and for the exercise of acts implying ownership, with all general and special authorities requiring a special clause in accordance with the law, in the terms of article

2554 of the Federal Civil Code and the corresponding provisions of the civil codes of the Mexican states and Federal District; accordingly, he shall represent the company before all types of administrative, judicial, federal, state and municipal authorities; before mediation and arbitration boards and other labor authorities and before arbitrators and arbitration panels. The foregoing Powers authorize the Sole Manager or Managing Board, as applicable, without limitation, to:

(a) institute or withdraw all types of claims and appeals, including amparo appeals; settle and arbitrate claims, propound and answer interrogatories; transfer property, challenge, receive payments, negotiate, execute and revise individual and collective employment contracts;

(b) carry out all operations and execute, modify and rescind contracts inherent to the corporate purpose;

(c) open, manage and close bank accounts;

(d) constitute and withdraw all types of deposits;

(e) appoint and remove managers, assistant managers, agents and employees of the company, and determine, limit or revoke their authorities, obligations and compensation;

(f) confer and revoke general or special powers of attorney;

(g) establish and close branch offices, agencies and other subdivisions;

(h) execute resolutions of the Shareholders’ meeting;

(i) represent the company when it has an interest or stake in other companies or entities, as well as purchase or subscribe actions or shares thereof, or at the time of their incorporation, or at any other subsequent time; and

(j) bring criminal claims and complaints, forgive claims and cooperate with the Prosecutor’s Office.

The Sole Manager or Managing Board, as applicable, shall also, under the terms of article 9 of the General Law of Credit Instruments and Operations, have power of attorney to issue, accept, endorse and challenge, in any manner, all categories of negotiable credit instruments.

Article 30. The Shareholders’ meeting may designate a secretary and pro-secretary, who may or may not be members of the company’s management; on the understanding that in the event the persons holding the positions of secretary and pro-secretary are not part of the company’s management, their functions shall be limited exclusively to:

(i) attending meetings of the Shareholders and Managing Board with the right to speak but not to vote, in order to take notes of discussions and agreements and resolutions adopted during such assemblies and meetings;

(ii) prepare minutes of the Shareholders’ meeting and Managing Board meetings, as well as authorize certified copies or extracts of those minutes;

(iii) prepare and maintain the Managing Board Minute Book, the company’s Ledger of Capital Variations and the shareholder ledger, and issue certifications as requested with respect to those corporate books and ledgers; and

(iv) sign the agreements and/or acts to which article 10 of the General Law of Business Corporations refers.

Article 31. The Shareholders’ meeting or Sole Manager, or, if applicable, the Managing Board may designate a general manager, who shall be entrusted with the company’s day-to-day operations and shall report to the Managing Board, and shall have such authority determined by the Sole Manager or Managing Board, within the limitations established in these corporate bylaws and applicable laws. The Shareholders’ meeting or Sole Manager, or, as applicable, the Managing Board may designate additional officers if they deem this necessary or useful.

Article 32. The Sole Manager or members of the Managing Board, as applicable, shall provide a bond or deposit to guarantee the performance of their duties during their terms, if the Shareholders’ meeting that appoints them so determines.

CHAPTER V

OVERSIGHT

Article 33. The supervision of the company may be entrusted to a Supervisory Board designated by the partners at an ordinary assembly or by unanimous resolution of the partners. In such case, the board shall have one or more members.

Article 34. The members of the Supervisory Board may be, but are not required to be, partners of the company, shall serve in their positions until they are removed by the ordinary Shareholders’ meeting and may be reelected, continuing in their positions until they are assumed by the persons designated to replace them.

Article 35. The members of the Supervisory Board shall not be required to post guarantees of their performance.

CHAPTER VI

FISCAL YEAR AND FINANCIAL REPORTING

Article 36. Unless otherwise provided by applicable law, the corporate fiscal year shall be 12 calendar months, beginning on January 1 of each year and ending on December 31 of the same year,

except the fiscal years in which the company was incorporated and liquidated, which shall begin on the date of incorporation and end of the date of publication of the liquidation balance sheet in the Official Journal of the Federation, respectively.

Article 37. Each of the partners or their authorized representatives shall be entitled, at their own expense, to examine, inspect and copy, at any reasonable time with reasonable notice thereof and for any appropriate purpose, any of the company’s books, registers, ledgers, accounts, properties and/or operations. Such review and inspection may be managed by the company’s own employees, their independent public accountants and/or their other agents.

Article 38. Subject to applicable legal provisions, the Shareholders’ meeting shall set aside from net profits each year a percentage to form a capital reserve fund, which shall be no less than 5%, until such fund equals at least 1/5 share of the capital stock. This fund shall be reconstituted in the same manner when the aggregate amounts deposited therein fall below the minimum established by applicable law.

CHAPTER VII

DISSOLUTION AND LIQUIDATION

Article 39. The company shall be dissolved in those cases enumerated in sections II to V of article 229 of the General Law of Business Corporations, or at the end of the term established in article 5 of these corporate bylaws, unless such term has been previously extended.

Article 40. Once the company is dissolved, it shall be placed in liquidation. The Shareholders’ meeting shall elect, by simple majority, one or more liquidators, acting jointly as applicable, who shall carry out the actions resolved by the Shareholders’ meeting. The Shareholders’ meeting shall also determine the period of time during which the liquidator or liquidators shall serve and the compensation they shall be entitled to receive, if any.

CHAPTER VIII

GENERAL PROVISIONS

Article 41. In any matters not specifically addressed by these corporate bylaws, the appropriate provisions of the General Law of Business Corporations shall apply.

TRANSITORY CLAUSES

First. The capital stock of C&S Controladora Mexico, S. de R.L. de C.V. shall be 3000 pesos national currency, which is fully subscribed and paid. The minimum fixed capital, without right of withdrawal, is 3 million pesos national currency. The variable portion of capital stock shall be unlimited.

The minimum fixed capital is hereby subscribed and paid in its entirety as follows:

Partner	Corporate Share Series B-1	Percentage of Equity Holding	Minimum Fixed Capital
S&C Holding Company (Mexico) BV	One	99.96%	2,999 pesos
S&C 1 (Dutch) BV	One	0.04%	1 peso
TOTAL	Two	100%	3,000 pesos

Sergio Andres Urias Ochoa states that the companies named “S&C Holding Company (Mexico), BV” and “S&C 1 (Dutch) BV” are foreign companies and therefore, based on article 32 of the Foreign Investment Law, the company incorporated through this instrument and the company previously mentioned shall be required to be registered in the national registry of foreign investments.

Second. The company shall be incorporated in accordance with the laws of Mexico. Any foreigner who acquires an interest or stake in the company at the time of its incorporation or at any subsequent time shall be formally bound before the Ministry of Foreign Affairs to be considered as a Mexican citizen with respect to his interest or stake in the company, as well as with respect to the ownership, rights, concessions, shares or interests of the company, and the rights and obligations arising under the agreements concluded by the company, and agrees not to invoke the protection of his government with respect to said share, under penalty, in the event of breach, of forfeiture of said share to the Mexican nation.

Third. The company shall be administered by a Sole Manager. Mr. Ian Blasco is hereby designated Sole Manager of the company, on the understanding that he shall not provide any guarantee of the performance of his duties.

Fourth. Mr. Santiago Sepulveda Iturbe is hereby designated as secretary of the company on the understanding that (i) he shall not be a member of the Managing Board and shall have no administrative responsibilities; and (ii) he shall not provide any guarantee whatsoever of the performance of his duties.

Fifth. It is noted that the persons of foreign nationality designated in the company’s administration shall obtain the corresponding immigration permits from the National Immigration Service of the United Mexican States to perform their duties within the United Mexican States.

Sixth. The following powers are hereby granted:

One. The following powers are hereby granted to Mr. Santiago Sepulveda Iturbe:

a) General Power of Attorney for Claims and Collections. General power of attorney, without limitation whatsoever, for claims and collections, with all the general authorities, even those including special clauses in accordance with the law, under the terms of the first paragraph of article 2554 of the Federal Civil Code and its corresponding and harmonizing articles of the civil codes of each of the states within the United Mexican States and the Federal District, to institute and withdrawal any type of proceeding, including amparo proceedings, file and withdraw criminal charges and complaints, cooperate with the Prosecutor’s Office and grant pardons of the victims. In accordance with article 2587 of the Federal Civil Code and its corresponding and harmonizing articles of the civil codes of each of the states within the United Mexican States and the Federal District, and with the exception of the power to dispose of property, the agent shall enjoy the necessary powers including but not limited to powers to withdraw, settle and arbitrate [claims], to propound and answer interrogatories, object, make and receive payments and waivers. The powers conferred in this instrument may be exercised vis-à-vis any type of natural person or legal entity, and before all types of administrative, judicial and labor authorities at the federal, state and municipal level.

b) General Power of Attorney for Administrative Acts. General power of attorney, without limitation whatsoever, with all general authorities including those requiring special clauses in accordance with the law, under the terms of the second paragraph of article 2554 of the Federal Civil Code and its corresponding and harmonizing articles of the civil codes of each of the states within the United Mexican States, including the Federal District.

c) Powers of Attorney for Banking and Foreign Exchange Matters. All categories of powers necessary to: (i) enter into, grant and subscribe all types of credit operations transacted through public or private document as well as the powers to subscribe, endorse, guarantee, collect, accept and in general negotiate credit instruments, under the terms of articles 90 and 85 of the General Law of Credit Instruments and Operations; and (ii) general banking power of attorney to carry out, on behalf of the company, all types of banking actions and operations, open, administer, close and cancel all types of bank accounts and transactions, including the authority to issue instructions to credit institutions regarding authorities to sign checks, make deposits or withdrawals or endorsements for any type of bank account.

d) General Power of Attorney for Credit Instruments. General power of attorney to subscribe, accept, endorse and in any other manner negotiate concerning credit instruments, as well as to pay and stop payment on them, under the terms of article 90 of the General Law of Credit Instruments and Operations.

e) Special Power of Attorney for Labor Matters. General power of attorney for claims and collections for management actions in labor matters, with all general authorities including special authorities requiring special clause or power of attorney in accordance with the law, under the terms of the first two paragraphs of article 2554 and article 2574 of the Federal Civil Code and the corresponding legal provisions of the individual states of the Mexican Republic and the Federal District in which this authority is exercised; to sign, institute complaints and criminal actions, intervene and assist the Prosecutor’s Office under the terms of article 108 and article 120 of the Federal Code of Criminal Procedure, authorize the pardon to which article 93 of the Criminal Code refers, receive payments, exercise all types of appeals, suits, proceedings, including civil, commercial, criminal, administrative and labor proceedings, including amparo proceedings, and to withdraw any of them; substitute all or part of this authority, represent the company before all types of tribunals of any forum, and exercise all types of actions, objections, defenses and counterclaims and participate in arbitration and mediation.

In addition, legal representation of the company is also delegated to the aforementioned person in accordance with and for the purposes of articles 11, 46, 47, 134 section 3, 523, 692 first, second and third sections, 686, 787, 874, 876, 878, 880, 883 and 884 of the Federal Labor Law which entered into force on May 1, 1980.

The powers granted, the legal representation delegated and the employer representation conferred herein, shall be exercised by the representative with the following authorities, which list is provided by way of illustration but is not restrictive:

The legal, employer and general agent designated above may act vis-à-vis or before the unions with which collective bargaining agreements have been executed and for all purposes relating to individual disputes; in general, for the purpose of all employer-employee matters and to appear before any of the labor or social service authorities to which article 523 of the Federal Labor Law refers; he may also appear before a before mediation and arbitration boards, whether local or federal; and shall accordingly have authority to represent the employer for the purposes of articles 11, 46 and 47 as well as legal representation of the company for the purpose of entering appearances and establishing standing in or out of court, under the terms of article 692, second and third sections; the agent may appear and answer interrogatories under the terms of articles 687 and 788 of the Federal Labor Law, with authority to propound and answer interrogatories, participate in all aspects of discovery; designate addresses for the purpose of receiving notification under the terms of articles 875, 876 sections 1 and 4, 877, 878, 879 and 880; and also appear at evidentiary hearings under the terms of articles 873 and 874; powers are also conferred to propose settlements, sign settlement agreements and make all types of decisions, to negotiate and sign employment agreements; at the same time he may act as the company’s representative in the capacity of administrator for and with respect to all types of labor claims and proceedings that may be instituted before any authorities; at the same time, he may execute and rescind employment agreements.

f) Authority to grant, revoke or substitute powers of attorney. Within the limitations of these powers, the agent in question may grant, revoke or substitute any or all of the powers conferred herein.

Two. Messrs Jean Michel Enriquez Dalhaus, Jose Ruiz Lopez, Eduardo Gonzalez Irias, Vanessa Gimenez Gomez, Sergio Andres Urias Ochoa, Augusto Alvarez de Itrube and Jorge Montaño Valdez shall have, jointly and without distinction, the following powers of authorities to represent the company:

a) General Power of Attorney for Claims and Collections. General power of attorney, without limitation whatsoever, for claims and collections, with all the general authorities, even those including special clauses in accordance with the law, under the terms of the first paragraph of article 2554 of the Federal Civil Code and its corresponding and harmonizing articles of the civil codes of each of the states within the United Mexican States and the Federal District, to institute and withdrawal any type of proceeding, including amparo proceedings, file and withdraw criminal charges and complaints, cooperate with the Prosecutor’s Office and grant pardons of the victims. In accordance with article 2587 of the Federal Civil Code and its corresponding and harmonizing articles of the civil codes of each of the states within the United Mexican States and the Federal District, and with the exception of the power to dispose of property, the agent shall enjoy the necessary powers including but not limited to powers to withdraw, settle and arbitrate [claims], to propound and answer interrogatories, object, make and receive payments and waivers. The powers conferred in this instrument may be exercised vis-à-vis any type of natural person or legal entity, and before all types of administrative, judicial and labor authorities at the federal, state and municipal level.

b) Special Power of Attorney for Governmental Procedures. With all the powers necessary to fulfill all of the company’s accounting, tax and financial obligations, including the authorities to execute and subscribe all types of public and private documents, waivers, notices, statements and declarations of an administrative, financial, accounting or tax-related nature. This special power includes all authorities necessary to sign all categories of notices, statements, notifications, declarations and petitions of an administrative, financial, accounting or tax related nature required to be presented before the federal, state or municipal authorities, including the Mexican Social Security Institute and INFONAVIT [National Workers Housing Fund Institute], in addition to requests or notices regarding refund or compensation of all types of taxes and assessments, to sign and subscribe all categories of tax declarations, including those relating to Social Security, the SAR [retirement savings system], INFONAVIT and the corresponding declarations for federal and local taxes of any kind, including payroll tax declarations. The special agents may represent the company in all administrative proceedings relating to inquiries, confirmation of criteria and requests in regard to taxes. This authority shall include that which is necessary to process any type of application, inquiry or petition before any authority of any type, whether federal, state and municipal, including all authorities necessary to request, manage, collect and receive, on behalf of the principal, any refund or compensation for value added tax, including the receipt of checks or any other document by virtue of which any refund to the principal of any tax is received.

Solely within the limitations of this authorization, the agents shall enjoy all authorizations of a general power of attorney for claims and collections and administrative acts, in accordance with the first and second paragraph of article 2554 of the Federal Civil Code and its corresponding and harmonizing articles of the civil codes of each of the states within the United Mexican States, including the Federal District.

c) Special Power of Attorney for Proceedings before the Ministry of the Economy. With all general and special authorities that require a special clause in accordance with the law, under the terms of article 2554 of the Civil Code in effect for the Federal District and the corresponding provisions of the Federal Civil Code and other civil codes in effect in all the states of the Mexican Republic, to exercise said authorities of representation before the Ministry of the Economy. The agents designated herein shall have all the authorities necessary to carry out all types of actions before at the Ministry of the Economy, as well as any other federal, state and/or municipal authority, [whether] centralized, decentralized or regional, including but not limited to the authorities to request registration in the Registro Unico de Personas Acreditadas para Realizar Trámites ante la Secretaría de Economía [Unified Registry of Persons Accredited to Transact Matters before the Ministry of the Economy, RUPA] or any other similar registry, to obtain a Clave de acceso Empresarial al Sistema de Información de Trámites [Business Access Key to the Docket Information System, CAESIT], to enter into, execute or enforce all type of public or private administrative documents, notices and reports; to apply for all types of permits for import, export, re-export and transfer, to obtain extensions of all types of import and export support programs, as well as the submission of all types of reports, forms or proceedings, and all matters relating to requests, reports, proceedings, amplifications and extensions of imports and cancellations of foreign trade programs, including the maquila program, PITEX, ALTEX, border program, sector programs and other export or import support programs recognized by law; and sign custom documents for the valuation of merchandise. Also included are requests for any type of permit and/or authorization before any governmental entity, as well as all measures and procedures of an administrative nature before the Ministry of the Economy and before any other office of those authorities mentioned above.

d) Authority to grant, revoke or substitute powers of attorney. Within the limitations of their authorities, the agents in question may grant, revoke or substitute any or all of the authorities conferred herein.

Three. Messrs. Luis Gerardo Garcia Santos Coy, José Luis Lopez, Santiago Sepulveda Iturbe, Sergio Andres Urias Ochoa and Patricio Martinez Osorio shall have, jointly and without distinction, the following powers and authorities to represent the company:

a) Special power of attorney for proceedings before the Federal Competition Commission. Special power of attorney: to (i) submit all types of inquiries before the Mexican Federal Competition Commission; and (ii) file notice of any type of merger or acquisition, provide all types of presentations, give all types of notices and sign all types of documents before the Mexican Federal Competition Commission on behalf of the principal in connection with any category of transaction.

Solely with respect to the aforementioned subjects, those persons are also granted special power of attorney for claims and collections and for administrative acts, to be executed jointly or separately, with all general authorities including those requiring special clauses in accordance with the law, under the terms of article 2554 of the Federal Civil Code and the corresponding articles of the civil codes of each of the states of the Mexican Republic. The agents may, in turn, grant or revoke the powers and authorities conferred herein without thereby forfeiting any of their authorities.

Four. Messrs. Juan Tejedo Moreira and Elvia Palazuelos Dominguez shall have, jointly and without distinction, the following powers and authorities to represent the company:

a) Special Power of Attorney for Labor Matters. General power of attorney for claims and collections for management actions in labor matters, with all general authorities including special authorities requiring special clause or power of attorney in accordance with the law, under the terms of the first two paragraphs of article 2554 and article 2574 of the Federal Civil Code and the corresponding legal provisions of the individual states of the Mexican Republic and the Federal District in which this authority is exercised; to sign, institute complaints and criminal actions, intervene and assist the Prosecutor’s Office under the terms of article 108 and article 120 of the Federal Code of Criminal Procedure, authorize the pardon to which article 93 of the Criminal Code refers, receive payments, exercise all types of appeals, suits, proceedings, including civil, commercial, criminal, administrative and labor proceedings, including amparo proceedings, and to withdraw any of them; substitute all or part of this authority, represent the company before all types of tribunals of any forum, and exercise all types of actions, objections, defenses and counterclaims and participate in arbitration and mediation.

In addition, legal representation of the company is also delegated to the aforementioned person in accordance with and for the purposes of articles 11, 46, 47, 134 section 3, 523, 692 first, second and third sections, 686, 787, 874, 876, 878, 880, 883 and 884 of the Federal Labor Law which entered into force on May 1, 1980.

The powers granted, the legal representation delegated and the employer representation conferred herein, shall be exercised by the agent with the following authorities, which list is provided by way of illustration but is not restrictive:

The legal, employer and general agent designated above may act vis-à-vis or before the unions with which collective bargaining agreements have been executed and for all purposes relating to individual disputes; in general, for the purpose of all employer-employee matters and to appear before any of the labor or social service authorities to which article 523 of the Federal Labor Law refers; he may also appear before a before mediation and arbitration boards, whether local or federal; and shall accordingly have authority to represent the employer for the purposes of articles 11, 46 and 47 as well as legal representation of the company for the purpose of entering appearances and establishing standing in or out of court, under the terms of article 692, second and third sections; the agent may appear and answer interrogatories under the terms of articles 687 and 788 of the Federal Labor Law, with authority to propound and answer interrogatories, participate in all aspects of discovery; designate addresses for the purpose of receiving notification under the terms of articles 875, 876 sections 1 and 4, 877, 878, 879 and 880; and also appear at evidentiary hearings under the terms of articles 873 and 874; powers are also conferred to propose settlements, sign settlement agreements and make all types of decisions, to negotiate and sign employment agreements; at the same time he may act as the company’s representative in the capacity of administrator for and with respect to all types of labor claims and proceedings that may be instituted before any authorities; at the same time, he may execute and rescind employment agreements.

Five. Messrs. Santos Alberto Castillo Chinchilla and Laurent Christophe Sebag shall have, jointly and without distinction, the following powers and authorities to represent the company:

a) General Power of Attorney for Claims and Collections. General power of attorney, without limitation whatsoever, for claims and collections, with all the general authorities, even those including special clauses in accordance with the law, under the terms of the first paragraph of article 2554 of the Federal Civil Code and its corresponding and harmonizing articles of the civil codes of each of the states within the United Mexican States and the Federal District, to institute and withdrawal any type of proceeding, including amparo proceedings, file and withdraw criminal charges and complaints, cooperate with the Prosecutor’s Office and grant pardons of the victims. In accordance with article 2587 of the Federal Civil Code and its corresponding and harmonizing articles of the civil codes of each of the states within the United Mexican States and the Federal District, and with the exception of the power to dispose of property, the agent shall enjoy the necessary powers including but not limited to powers to withdraw, settle and arbitrate [claims], to propound and answer interrogatories, object, make and receive payments and waivers. The powers conferred in this instrument may be exercised vis-à-vis any type of natural person or legal entity, and before all types of administrative, judicial and labor authorities at the federal, state and municipal level.

b) General Power of Attorney for Administrative Acts. General power of attorney, without limitation whatsoever, with all general authorities including those requiring special clauses in accordance with the law, under the terms of the second paragraph of article 2554 of the Federal Civil Code and its corresponding and harmonizing articles of the civil codes of each of the states within the United Mexican States, including the Federal District.

c) Powers of Attorney for Banking and Foreign Exchange Matters. All categories of powers necessary to: (i) enter into, grant and subscribe all types of credit operations transacted through public or private document, as well as the powers to subscribe, endorse, guarantee, collect, accept and in general negotiate credit instruments, under the terms of articles 90 and 85 of the General Law of Credit Instruments and Operations; and (ii) general banking power of attorney to carry out, on behalf of the company, all types of banking actions and operations, open, administer, close and cancel all types of bank accounts and transactions, including the authority to issue instructions to credit institutions regarding authorities to sign checks, make deposits or withdrawals or endorsements for any type of bank account.

d) General Power of Attorney for Credit Instruments. General power of attorney to subscribe, accept, endorse and in any other manner negotiate concerning credit instruments, as well as to pay and stop payment on them, under the terms of article 90 of the General Law of Credit Instruments and Operations.

e) Special Power of Attorney for Labor Matters. General power of attorney for claims and collections for management actions in labor matters, with all general authorities including special authorities requiring special clause or power of attorney in accordance with the law, under the terms of the first two paragraphs of article 2554 and article 2574 of the Federal Civil Code and the corresponding legal provisions of the individual states of the Mexican Republic and the Federal District in which this authority is exercised; to sign, institute complaints and criminal actions, intervene and assist the Prosecutor’s Office under the terms of article 108 and article 120 of the Federal Code of Criminal Procedure, authorize the pardon to which article 93 of the Criminal Code refers, receive payments, exercise all types of appeals, suits, proceedings, including civil, commercial, criminal, administrative and labor proceedings, including amparo proceedings, and to withdraw any of them; substitute all or part of this authority, represent the company before all types of tribunals of any forum, and exercise all types of actions, objections, defenses and counterclaims and participate in arbitration and mediation.

In addition, legal representation of the company is also delegated to the aforementioned person in accordance with and for the purposes of articles 11, 46, 47, 134 section 3, 523, 692 first, second and third sections, 686, 787, 874, 876, 878, 880, 883 and 884 of the Federal Labor Law which entered into force on May 1, 1980.

The powers granted, the legal representation delegated and the employer representation conferred herein, shall be exercised by the representative with the following authorities, which list is provided by way of illustration but is not restrictive:

The legal, employer and general agent designated above may act vis-à-vis or before the unions with which collective bargaining agreements have been executed and for all purposes relating to individual disputes; in general, for the purpose of all employer-employee matters and to appear before any of the labor or social service authorities to which article 523 of the Federal Labor Law refers;

he may also appear before a before mediation and arbitration boards, whether local or federal; and shall accordingly have authority to represent the employer for the purposes of articles 11, 46 and 47 as well as legal representation of the company for the purpose of entering appearances and establishing standing in or out of court, under the terms of article 692, second and third sections; the agent may appear and answer interrogatories under the terms of articles 687 and 788 of the Federal Labor Law, with authority to propound and answer interrogatories, participate in all aspects of discovery; designate addresses for the purpose of receiving notification under the terms of articles 875, 876 sections 1 and 4, 877, 878, 879 and 880; and also appear at evidentiary hearings under the terms of articles 873 and 874; powers are also conferred to propose settlements, sign settlement agreements and make all types of decisions, to negotiate and sign employment agreements; at the same time he may act as the company’s representative in the capacity of administrator for and with respect to all types of labor claims and proceedings that may be instituted before any authorities; at the same time, he may execute and rescind employment agreements.

f) Authority to grant, revoke or substitute powers of attorney. Within the limitations of these powers, the agent in question may grant, revoke or substitute any or all of the powers conferred herein.

Six. The following powers are hereby granted to Mr. Enrique Gomez Macias:

a) General Power of Attorney for Customs Matters. Once the requirements of customs laws, regulations and other provisions are met and their capacity as customs agents established, they shall have all powers necessary to enter into, execute and enforce all types of public or private instruments, as well as fiscal, customs or accounting notifications in accordance with applicable laws. They shall also have all powers necessary to submit all types of requests for permits for import, export, re-export and transit, as well as expansion of all types of imports and exports, to sign customs documents for evaluation of merchandise, requests for foreign trade programs including the maquila program, PITEX, ALTEX, the border program and other promotion and export or import programs recognized by law, including all type of inventory transfers and sales in the country and to obtain authorizations relating to sector promotion programs, to carry out all type of proceedings before the Ministry of the Economy the Ministry of the Treasury and Public Credit, as well as any other governmental customs authority, as well as request any additional permit necessary for importation, all types of permits, including those relating to customs procedures before the Ministry of the Treasury and Public Credit, including all types of authorities, to intervene in customs proceedings in customs matters, sign orders and other customs documentation including declarations of value, provide guarantees in customs proceedings and intervene in all customs dispatch proceedings. The agents shall have authorities to represent the company in all administrative proceedings relating to customs matters (Spanish acronym PAMA). They shall also have broadest powers to guarantee and carry out all legal actions relating to customs [and] customs dispatch matters, in accordance with the applicable provisions of the customs laws in effect, subject to the agents’ satisfaction of the requirements set forth herein to exercise the powers of attorney granted. state or municipal, whether administrative, judicial or labor [sic].

Seventh. Messrs. Santos Alberto Castillo Chinchilla, Laurent Christophe Sebag, Enrique Gomez Macias, Santiago Sepulveda Iturbe, Eduardo González Irias, Vanessa Gimenez Gomez, Sergio Andres Urias Ochoa, Augusto Alvarez de Iturbe and Jorge Montaño Valdes are hereby designated representatives of the company to carry out, jointly or separately, all processes for the purpose of registering the company in the Federal Taxpayer Registry, and to obtain and receive the corresponding certificate, if any.

Eighth. Sergio Andres Urias Ochoa is hereby designated a member of the company’s Supervisory Board.

Ninth. The parties agree to submit to the jurisdiction of the courts of the Federal District in all matters relating to the interpretation and enforcement of this contract, and waive any forum that may be available to them by reason of their current or future domiciles.

APPEARANCES

Sergio Andres Urias Ochoa expressly states, under oath, that the parties he represents have legal capacity to enter into this act and provides evidence of the representational authority he asserts, which have not been revoked or modified in any manner, with the document presented to me, which I, the Notary Public, set forth in the appendix to this document identified with the letters “B” and “C” to be transcribed in the records issued pursuant to this instrument.

I, THE NOTARY PUBLIC, HEREBY CERTIFY:

I. That I have before me the documents referenced in this instrument, as well as those related in the appendix hereto; and

II. That I personally know the party appearing before me, who has legal capacity to contract and be bound, as well as the companies he represents;

III. That I have informed the party of his right to personally read this instrument;

IV. The party declares under oath that the companies by the name of S&C Holding Company (Mexico) BV and S&C 1 (Dutch), BV, are foreign residents, and the company by the name of C & S Controladora Mexico, S. de R.L. de C.V. shall have the relationship referenced in the fourth paragraph of article 27 of the Federal Tax Code within the first three months following the close of this fiscal year; and

V. That the party appearing has legal capacity to contract and be bound, and after being informed by the undersigned notary public regarding the offenses committed by those who give false testimony, states under oath that he is:

Mexican by birth, a native of Ciudad Juárez, state of Chihuahua, where he was born on January 26, 1979, single, holds a law degree and resides at Calle Paseos de los Tamarindos No. 70, Colonía Bosques de las Lomas, Delegación Cuajimalpa, Mexico, Federal District.

Having read this instrument to the aforementioned party and explained the legal effect and consequences of its content, he expresses his consent to same, and executes, ratifies and signs it on February 24, 2006, and therefore I definitively attest to same. Certified.

Sergio Andres Urias Ochoa. Signature, C. Gonzalez. Signature. Authorizing seal.

SUPPLEMENTAL NOTES

First Note. On this date, notice is given to the Ministry of Foreign Affairs pursuant to the regulations promulgated under the Foreign Investment Law and the National Registry of Foreign Investments. A copy of the respective document is incorporated into the appendix hereto and identified with the letter “D.” Mexico, Federal District, on February 24, 2006. Certified.

Second Note. On this day, notice is given to the Office of Foreign Investment pursuant to the provisions of article 34 of the Foreign Investment Law. A copy of the respective document is incorporated into the appendix hereto and identified with the letter “E.” Mexico, Federal District, on February 24, 2006. Certified. Paraph.

Third Note. On this date, the obligation imposed by Article 26 of the Federal Tax Code, with respect to the incorporation of the legal entity to which this instrument refers, was fulfilled. A copy of the respective notice is incorporated into the appendix hereto and identified with the letter “F.” Mexico, Federal District, on February 27, 2006. Certified. Paraph.

DOCUMENTS IDENTIFIED AS LETTER “B” IN THE APPENDIX TO THIS INSTRUMENT

Sergio Andres Urias Ochoa, on behalf of S&C Holding Company (Mexico) BV, establishes his capacity as follows: special power of attorney granted abroad was established with instrument number 113,508 dated February 24, 2006, notarized before the undersigned notary public. I, the Notary Public, copy said instrument in pertinent part as follows:

“… from the translation, I, the notary public, copy the document in pertinent part as follows:

“… GD/CK/5116329/40027862. Execution copy. Power of attorney (S&C Holding Company (Mexico) B.V.). On February 21, 2006, appearing before me, Genevieve Mireille Ghislaine Nony (hereinafter “the notary public”), substituting for Don Rudolf Van Bork, notary public practicing in Amsterdam, the Netherlands: Mr. Petrus Hendrik Bosse, residing at Bertus Aafljeslaan 28, 1187 VZ Amstelveen The Netherlands, born in Amstelveen, the Netherlands, on November 8, 1965, of Dutch nationality, whose identity was established by means of passport number NJ8202471, the latter acting in their capacity as legal agents (gevolmachtigde) with independent authority from: Amaco Management Services B.V., a private company incorporated under the laws of the Netherlands (besloten vennootschap met beperkte aansprakelijkheid), with headquarters located in Amsterdam, the Netherlands, and principal business location at Amsteldijk 166-6, 1079 LH Amsterdam, the Netherlands, registered as number 33274430 with the Commercial Register of Amsterdam, the Netherlands, the latter acting in his capacity as sole manager with independent authority from: Potazia Holding B.V., a private company incorporated under the laws of the Netherlands (besloten vennootschap met beperkte aansprakelijkheid), with headquarters located in Amsterdam, the Netherlands, and principal business location at Amsteldijk 166-6, 1079 LH Amsterdam, the Netherlands, registered as number 27165498 with the Commercial Register of Amsterdam, the Netherlands, the latter acting in his capacity as sole manager with independent authority from: S&C Holding Company (Mexico) B.V., a private company incorporated under the laws of the Netherlands (besloten vennootschap met beperkte aansprakelijkheid), with headquarters located in Amsterdam, the Netherlands, and principal business location at Amsteldijk 166-6, 1079 LH Amsterdam, the Netherlands, registered as number 34243025 with the Commercial Register of Amsterdam, the Netherlands (the “Grantor”). The party appearing stated as follows: The Grantor hereby grants to Messrs. Santiago Sepulveda Iturbe, Eduardo Gonzalez Irias, Vanessa Gimenez

Gomez, Augusto Alvarez de Iturbe, Jorge Montaño Valdex and Sergio Andres Urias Ochoa (the “Agents”), all residents of Mexico, Federal District, United Mexican States (“Mexico”) special power of attorney, but as broad as required by law, which may be exercised jointly or separately by any of them, in order, on behalf of the Grantor, to: (i) constitute jointly, with another person or persons, one or more open-ended limited liability companies and/or one or more limited liability companies (the “Companies”), and to carry out any actions or measures and sign any documents relating to the incorporation of the Companies on behalf of the Grantor within Mexico and in accordance with the provisions of Mexican laws, including but not limited to the submission of all authorization requests that are necessary before any authorities of the Mexican government; and (ii) appear in response to, sign and present any notices and documents to, receive an obtain any official document from, and in general carry out any act that is necessary or useful before any governmental authority in regard to the incorporation of the Companies. This power of attorney may be exercised on behalf of the Grantor before any Mexican or foreign natural person or legal entity, whether public or private, and before any fiduciary of any public or private trust. The Agents’ authorization shall include, but not be limited to: A. Execute and sign any type of document, whether public or private, that is necessary to carry out the purpose of this power of attorney. B. Carry out any acts, including submission of any documents, that are necessary or useful with respect to the incorporation of the Companies on behalf of the Grantor, including but not limited to the authority to appear before a notary public to formalize the Companies’ articles of incorporation and bylaws, subscribe and pay the Companies’ capital stock on behalf of the Grantor, as well as the power to request and obtain from the Ministry of Foreign Affairs the permits for use of the Companies’ corporate names. C. Consent to, designate, elect or determine, as applicable, the corporate name, capital stock, domicile, corporate purpose and other requirements established in Article 6 of the General Business Corporations Law, as well as the other provisions of the Companies’ bylaws and the members of the Managing Board or board of directors, as applicable, and the individuals who shall form the supervisory body, the secretary, the officers and agents of the Companies as well as their powers. The foregoing is granted with the right of substitution. I, the notary public, recognize the party appearing before me. In witness whereof, this instrument is notarized in Amsterdam, the Netherlands, on the date indicated in the heading of this instrument. Before proceeding with the reading of this document, a summary and explanation thereof was provided to the party appearing, who acknowledged and approved its content and waived his right to a full reading of the text. Consequently, after a summary reading, this document was signed by the above-referenced party and by me, the notary public. APOSTILLE. Hague Convention of October 5, 1961. 1. Country: The Netherlands. This public document. 2. Was signed by: Mr. G.M.G. Dony. 3. Acting in his capacity as Kandidaat-Notaris te Amsterdam. 4. And bears the seal/stamp of Mr. R. Van Bork. Certified. 5. In Amsterdam. 6. On February 21, 2006. 7. Certified by the Clerk of the Amsterdam District Court. 8. Under the number: 005136. 9. Sealed/stamped. 10. Signature. mw E. El Gueriri. (Translation) (Letterhead of Loyens & Loeff). ARTICLES OF INCORPORATION. The undersigned, Emanuel Josephus Wilhelmus Maria Manders, assistant notary public, referred to hereinafter as the “notary public,” certifies the following in her capacity as substitute for Rudolf van Bork, notary public, practicing in Amsterdam, the Netherlands: The Netherlands, the latter acting in his capacity as sole manager with independent authority from: S&C Holding Company (Mexico) B.V., a private company incorporated under the laws of the Netherlands (besloten vennootschap met beperkte aansprakelijkheid), with headquarters located in Amsterdam, the Netherlands, and principal business location at Amsteldijk 166-6, 1079 LH Amsterdam, the Netherlands, registered as number 34243025 with the Register of Commerce of the Chamber of Commerce and Industry (“Commercial Register”) of Amsterdam, the Netherlands; the company was incorporated in accordance with articles of incorporation signed on February 21, 2006 before the undersigned in her capacity as substitute for the aforementioned R. van Bork; and under the terms of paragraph 18.1 of the company’s articles of incorporation, as currently valid and in force, the company shall be represented by a Managing Board. Each manager shall also be authorized to represent the company; in accordance with the information provided by the Commercial Register on February 23, 2006, Potazia Holding B.V., a limited liability company incorporated in accordance with the laws of the Netherlands, with headquarters located in Amsterdam, the Netherlands, and principal business location at Amsteldijk 166-6, 1079 LH Amsterdam, the Netherlands, registered as number 27165498 with the Commercial Register of Amsterdam, the Netherlands, is the sole Managing Director of the company and as such is duly authorized to represent S&C Holding Company (Mexico) B.V. in its individual capacity; in accordance with the information provided by Commercial Register on February 23, 2006, Amaco Management Services B.V., a limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, with headquarters located in Amsterdam, the Netherlands, and principal business location at Amsteldijk 166-6, 1079 LH Amsterdam, the Netherlands, registered as number 33274430 with the Commercial Register of Amsterdam, the Netherlands, is the sole Managing Director of Potazia Holding B.V., and as such is duly authorized to represent Potazia Holding B.V. in its individual capacity; according to information provided by the Register of Commerce of the Chamber of Commerce and Industry (sic) of Amsterdam (the “Commercial Registry”) on February 23, 2006, Mr. Petrus Hendrik Bosse, native of Amstelveen, the Netherlands, where he was born on November 8, 1965, holder of Dutch passport nor NJ8202471, is legal agent (gevolmachtigde) of Amaco Management Services B.V., and as such is duly authorized to represent Amaco Management Services B.V. in his individual capacity. Amsterdam, February 23, 2006 (Illegible signature). TRANSLATOR’S NOTES: 1. At the left side of the attending notary’s signature there is stamped a seal in relief bearing the national emblem of the Kingdom of the Netherlands, the text of which is illegible. 2. On the second page of the articles of incorporation is an apostille issued by the District Court of Amsterdam certifying that the document was signed by Emanuel Josephus Wilhelmus Maria Manders. The apostille is written in Spanish. 3. After the apostille is a rubber stamp with the national emblem of the Kingdom of the Netherlands which reads, “District Court of Amsterdam.” The undersigned, Victor Carlos Hermosillo Garcia, authorized by the Honorable Superior Court of Justice of the Federal District to practice as Expert English-Spanish translator, CERTIFIES that the preceding text is an accurate and complete translation of the original document written in English. Mexico, Federal District, February 24, 2006. Victor Carlos Hermosillo Garcia. Signature. A printed seal which reads: Victor Hermosillo. Expert Translator Authorized by the Superior Court of Justice of the Federal District.” APOSTILLE. Hague Convention of October 5, 1961. 1. Country: The Netherlands. This public document. 2. Was signed by: Mr. Emanuel Josephus Wilhelmus Maria Manders. 3. Acting in his capacity as: Kandidaat-notaris te Amsterdam. 4. And bears the seal/stamp of Mr. R. Van Bork. Certified. 5. In Amsterdam. 6. On February 21, 2006. 7. Certified by the Clerk of the District Court of Amsterdam. 8. As no.: 005137. 9. Sealed/stamped: 10. Signature. mw. E. El Gueriri.”

The aforementioned document produces effects in accordance with the apostille system under the Agreement of the Ninth Session of the Hague Conference in Private International Law, held on October 5, 1961, approved by the Senate Chamber of the Congress of the Union on December 19, 1973.

The original of the aforementioned document is incorporated into the appendix of this instrument identified as letter “A” to annex a copy of the documents issued pursuant to this instrument.

DOCUMENTS IDENTIFIED AS LETTER “C” IN THE APPENDIX TO THIS INSTRUMENT

Mr. Sergio Andres Urias Ochoa, on behalf of S&C 1 (Dutch) B.V., evidences his capacity as follows:

Special power of attorney granted abroad was established with instrument number 113,509 dated February 24, 2006, notarized before the undersigned notary public. I, the Notary Public, copy said instrument in pertinent part as follows:

“… GD/CK/5116329/40027862. Execution copy. Power of attorney (S&C 1 (Dutch) B.V.). On February 21, 2006, appearing before me, Genevieve Mireille Ghislaine Nony (hereinafter “the notary public”), substituting for Don Rudolf Van Bork, notary public practicing in Amsterdam, the Netherlands: Mr. Petrus Hendrik Bosse, residing at Bertus Aafljeslaan 28, 1187 VZ Amstelveen The Netherlands, born in Amstelveen, the Netherlands, on November 8, 1965, of Dutch nationality, whose identity was established by means of passport number NJ8202471, the latter acting in their capacity as legal agents (gevolmachtigde) with independent authority from: Amaco Management Services B.V., a private company incorporated under the laws of the Netherlands (besloten vennootschap met beperkte aansprakelijkheid), with headquarters located in Amsterdam, the Netherlands, and principal business location at Amsteldijk 166-6, 1079 LH Amsterdam, the Netherlands, registered as number 33274430 with the Commercial Register of Amsterdam, the Netherlands, the latter acting in his capacity as sole manager with independent authority from: Potazia Holding B.V., a private company incorporated under the laws of the Netherlands (besloten vennootschap met beperkte aansprakelijkheid), with headquarters located in Amsterdam, the Netherlands, and principal business location at Amsteldijk 166-6, 1079 LH Amsterdam, the Netherlands, registered as number 27165498 with the Commercial Register of Amsterdam, the Netherlands, the latter acting in his capacity as sole manager with independent authority from: S&C 1 (Dutch) B.V., a private company incorporated under the laws of the Netherlands, with headquarters located in Amsterdam, the Netherlands, and principal business location at Amsteldijk 166-6, 1079 LH Amsterdam, the Netherlands, registered as number 34243027 with the Commercial Register of Amsterdam, the Netherlands (the “Grantor”). The party appearing stated as follows: The Grantor hereby grants to Messrs. Santiago Sepulveda Iturbe, Eduardo Gonzalez Irias, Vanessa Gimenez Gomez, Augusto Alvarez de Iturbe, Jorge Montaño Valdex and Sergio Andres Urias Ochoa (the “Agents”), all residents of Mexico, Federal District, United Mexican States (“Mexico”) special power of attorney, but as broad as required by law, which may be exercised jointly or separately by any of them, in order, on behalf of the Grantor, to: (i) constitute jointly, with another person or persons, one or more open-ended limited liability companies and/or one or more limited liability companies (the “Companies”), and to carry out any actions or measures and sign any documents relating to the incorporation of the Companies on behalf of the Grantor within Mexico and in accordance with the provisions of Mexico laws, including but not limited to the submission of all authorization requests that prove necessary before any authorities of the Mexican government; and (ii) appear in response to, sign and present any notices and documents to, receive an obtain any official document from, and in general carry out any act that proves necessary or useful before any governmental authority in regard to the incorporation of the Companies. This power of attorney may be exercised on behalf of the Grantor before any Mexican or foreign natural person or legal entity, whether public or private, and before any fiduciary of any public or private trust. The Agents’ authorization shall include, but not be limited to: A. Execute and sign any type of document, whether public or private, that is necessary to carry out the purpose of this power of attorney. B. Carry out any acts, including submission of any documents, that are necessary or useful with respect to the incorporation of the Companies on behalf of the Grantor, including but not limited to the authority to appear before a notary public to formalize the Companies’ articles of incorporation and bylaws, subscribe and pay the Companies’ capital stock on behalf of the Grantor, as well as the power to request and obtain from the Ministry of Foreign Affairs the permits for use of the Companies’ corporate names. C. Consent to, designate, elect or determine, as applicable, the corporate name, capital stock, domicile, corporate purpose and other requirements established in Article 6 of the General Business Corporations Law, as well as the other provisions of the Companies’ bylaws and the members of the Managing Board or board of directors, as applicable, and the individuals who shall form the supervisory body, the secretary, the officers and agents of the Companies as well as their powers. The foregoing is granted with the right of substitution. I, the notary public, recognize the party appearing before me. In witness whereof, this instrument is notarized in Amsterdam, the Netherlands, on the date indicated in the heading of this instrument. Before proceeding with the reading of this document, a summary and explanation thereof was provided to the party appearing, who acknowledged and approved its content and waived his right to a full reading of the text. Consequently, after a summary reading, this document was signed by the above-referenced party and by me, the notary public. APOSTILLE. Hague Convention of

October 5, 1961. 1. Country: The Netherlands. This public document. 2. Was signed by: Mr. G.M.G. Dony. 3. Acting in his capacity as Kandidaat-Notaris te Amsterdam. 4. And bears the seal/stamp of Mr. R. Van Bork. Certified. 5. In Amsterdam. 6. On February 21, 2006. 7. Certified by the Clerk of the Amsterdam District Court. 8. Under the number: 005134. 9. Sealed/stamped. 10. Signature. mw E. El Gueriri. (Translation) (Letterhead of Loyens & Loeff). ARTICLES OF INCORPORATION. The undersigned, Genevieve Mireille Ghislaine Dony, assistant notary public, hereinafter the “notary public,” certifies the following in her capacity as substitute for Rudolf van Bork, notary public, practicing in Amsterdam, the Netherlands: S&C 1 (Dutch) B.V., is a limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (the “Company”), with headquarters located in Amsterdam, the Netherlands, and offices located at Amsteldijk 166-6, 1079 LH Amsterdam, the Netherlands; the Company is registered as number 34243027 with the Register of Commerce of the Chamber of Commerce and Industry of Amsterdam, the Netherlands (the “Commercial Register”); the company was incorporated in accordance with articles of incorporation signed on February 21, 2006 before the undersigned in her capacity as substitute for the aforementioned R. van Bork; and under the terms of paragraph 18.1 of the company’s articles of incorporation, as currently valid and in force, the company shall be represented by a Managing Board. Each manager shall also be authorized to represent the company; in accordance with the information provided by the Commercial Register on February 23, 2006, Potazia Holding B.V., a limited liability company incorporated in accordance with the laws of the Netherlands, with headquarters located in Amsterdam, the Netherlands, and principal business location at Amsteldijk 166-6, 1079 LH Amsterdam, the Netherlands, registered as number 27165498 with the Commercial Register of Amsterdam, the Netherlands, is the sole Managing Director of the company and as such is duly authorized to represent S&C 1 (Dutch) B.V. in its individual capacity; in accordance with the information provided by Commercial Register on February 21, 2006, Amaco Management Services B.V., a limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, with headquarters located in Amsterdam, the Netherlands, and principal business location at Amsteldijk 166-6, 1079 LH Amsterdam, the Netherlands, registered as number 33274430 with the Commercial Register of Amsterdam, the Netherlands, is the sole Managing Director of Potazia Holding B.V., and as such is duly authorized to represent Potazia Holding B.V. in its individual capacity; according to information provided by the Register of Commerce of the Chamber of Commerce and Industry (sic) of Amsterdam (the “Commercial Registry”) on February 21, 2006,

Mr. Petrus Hendrik Bosse, native of Amstelveen, the Netherlands, where he was born on November 8, 1965, holder of Dutch passport nor NJ8202471, is legal agent (gevolmachtigde) of Amaco Management Services B.V., and as such is duly authorized to represent Amaco Management Services B.V. in his individual capacity. Amsterdam, February 21, 2006 (Illegible signature). TRANSLATOR’S NOTES: 1. At the left side of the attending notary’s signature there is stamped a seal in relief bearing the national emblem of the Kingdom of the Netherlands, the text of which is illegible. 2. On the second page of the articles of incorporation is an apostille issued by the District Court of Amsterdam certifying that the document was signed by G.M.G. Dony. The apostille is written in Spanish. 3. After the apostille is a rubber stamp with the national emblem of the Kingdom of the Netherlands which reads, “District Court of Amsterdam.” The undersigned, Victor Carlos Hermosillo Garcia, authorized by the Honorable Superior Court of Justice of the Federal District to practice as Expert English-Spanish translator, CERTIFIES that the preceding text is an accurate and complete translation of the original document written in English. Mexico, Federal District, February 24, 2006. Victor Carlos Hermosillo Garcia. Signature. A printed seal which reads: Victor Hermosillo. Expert Translator Authorized by the Superior Court of Justice of the Federal District.” APOSTILLE. Hague Convention of October 5, 1961. 1. Country: The Netherlands. This public document. 2. Was signed by: Mr. G.M.G. Dony. 3. Acting in his capacity as: Kandidaat-notaris te Amsterdam. 4. And bears the seal/stamp of Mr. R. Van Bork. Certified. 5. In Amsterdam. 6. On February 21, 2006. 7. Certified by the Clerk of the District Court of Amsterdam. 8. As no.: 005137. 9. Sealed/stamped: 10. Signature.

The aforementioned document produces effects in accordance with the apostille system under the Agreement of the Ninth Session of the Hague Conference in Private International Law, held on October 5, 1961, approved by the Senate Chamber of the Congress of the Union on December 19, 1973.

The original of the aforementioned document is incorporated into the appendix of this instrument identified as letter “A” to annex a copy of the documents issued pursuant to this instrument.

INSERTION OF ARTICLE 2554 OF THE CIVIL CODE

“Art. 2554. In all general powers of attorney for claims and collections, it shall suffice to state that they are granted with all general powers and special powers requiring a special clause in accordance with the law, whereby they shall be understood as conferred without limitation whatsoever.

“In general powers of attorney to administer assets, it shall suffice to state that they are granted in such nature that the agent has all categories of administrative powers.

“In general powers of attorney to exercise acts implying ownership, it shall suffice that the powers be given in such nature that the agent has all the authorities of the owner, with respect to the assets as well as to carry out all categories of measures in order to defend them.

“When it is desired that the agents’ authorities in the aforementioned three categories be limited, such limitation shall be recorded or the powers shall be special powers.

“The notaries public shall insert this article in the certifications of powers of attorney which they notarize.”

This is the first certification in the relevant matter for the company by the name of “C & S Controladora Mexico” S. de R.L. de C.V. Consisting of thirty-four printed pages, corrected and protected by a kinegram, which is may not have continuous numbering. Mexico, Federal District, on February 27, 2006. Certified.

[Signature]            [Notarial seal of Cecilio Gonzalez Marquez; illegible emblem]

[Seal of the Aguascalientes public property register]

[Stamped:]	This instrument is registered the state as number 12 at pages 72 to 88 of Volume DCXXXII, Book No. 3, entitled
Register of [illegible]
Prepaid fees, $334.
As per receipt No. B34408
Aguascalientes, May 3, 2006
THE DIRECTOR

[Signature]

[Stamped:] A PHOTOCOPY OF THE RECORD DATA IS ATTACHED AS THE APPENDIX TO THIS INSTRUMENT.

PUBLIC PROPERTY AND COMMERCIAL REGISTRY OF THE STATE OF AGUASCALIENTES

REGISTRATION CONFIRMATION

The act described in this document is registered in:

Electronic Commercial File No. 103982 – 1

Internal Control Priority Date

    1 March 2, 2006

Prior registrations:	RFC / Series No.
Book: 3 Vol.: 630 Regulation: 12 first
Registration

Corporate Name

C & S Controladora Mexico, S. de R.L. de C.V.

Assignments to:
Folio	ID	Act	Description	Date recorded	Register
103982	1	M4	Incorporation of company	3/6/2006	1

Registration authenticity code: 5b8369acaf0fc789a984486665478b0ecaa9fe39

Registration Fees

Date: March 2, 2006
Amount: $334.00	Payment confirmation No. B34408
Subsidy: $.00

The Director of the
The Registrar	Public Property and Commercial Registry
[Signature]	[Signature]
Liborio Sandoval Rodriguez	Tania Lorena Valdez Parga

[Seal of the United Mexican States]	OFFICE OF LEGAL AFFAIRS
Ministry of Foreign Affairs	CONSTITUTIONAL ARTICLE 27
PERMITS DEPARTMENT
Corporate Subdivision

[Notarial seal of Cecilio Gonzalez Marquez]

Permit: 0905.497
File: 200609004970
Folio 286K1Q73

Pursuant to the application submitted by Mr. Sergio Andres Urias Ochoa, this Office grants permission to incorporate a Limited Liability Company with Variable Capital (S. de R.L. de C.V.) under the corporate name:

C & S Controladora Mexico S. de R.L. de C.V.

This permit shall be subject to inclusion in the corporate bylaws of the foreigners exclusion clause or the agreement provided in Article 27, section I of the Constitution, in accordance with the provisions of Article 15 of the Foreign Investment Law (Ley de Inversión) and Article 14 of the Implementing Regulations of the Foreign Investment Law and National Registry of Foreign Investments (Registro Nacional de Inversiones Extranjeras).

The interested party shall give notice of the use of this permit to the Ministry of Foreign Affairs within six months following the issuance thereof, in accordance with the provisions of Article 17 of the Implementing Regulations of the Foreign Investment Law and National Registry of Foreign Investments; in addition, this permit is granted without prejudice to the provisions of Article 91 of the Industrial Property Law.

The foregoing notice is given pursuant to Article 27 section I of the Political Constitution of the United Mexican States; Article 28, section V of the Federal Public Administration Act (Ley Orgánica de la Administración Pública Federal); Article 15 of the Foreign Investment Law and articles 13, 14 and 18 of the Implementing Regulations of the Foreign Investment Law and National Registry of Foreign Investments.

TLATELOLCO, FEDERAL DISTRICT, February 20, 2006

Issued Pursuant to Article 14, Section VI

of the Internal Regulations of the Ministry of Foreign Affairs

[Office of Legal Affairs stamp dated 2/20/06]

THE ASSISTANT DIRECTOR

[Signature]

Ernesto Zavala Hernández

[Seal of Cecilio Gonzalez Marquez, Notary Public]	[handwritten: A20F1QE8]
Folio: 285K1Q73 File: 200609004970

Notice of Use of Permit to Incorporate Companies

(Article 15 of the Foreign Investment Law and Articles 14 and 18 first paragraph of the Implementing Regulations of the Foreign Investment Law and

National Registry of Foreign Investments)

[Stamped: Office of Legal Affairs, February 24, 2006]

Pursuant to the provisions of Article 15 of the Foreign Investment Law and Articles 14 and 18 first paragraph of the Implementing Regulations of the Foreign Investment Law and National Registry of Foreign Investments, notice is hereby given that on February 24, 2007, publicly recorded instrument no. 113,510 was executed before Cecilio Gonzalez Marquez, notary public No. 151 of the [illegible] of Mexico, Federal District, who notarized said instrument on February 24, 2006, which instrument made use of Permit No. 0905 [illegible] to incorporate a legal entity by the following name:

C & S Controladora Mexico, S. de R.L. de C.V.,

which was inserted in the respective instrument.

☐ Exclusion of Foreigners	☑ Admittance of Foreigners who have executed the
agreement indicated in Article 14 of the Foreign
Investment Law and National Registry of
Foreign Investments

Name of interested party:	Cecilio Gonzalez Marquez
Address:	Av. San Jeronimo No. 452, Colonia Jardines del Pedregal,
Delegación Alvaro Obregon C.P. 01900

Telephone:	54-81-23-40

[Notarial seal of Cecilio Gonzalez Marquez]

[Signature] The Interested Party

A COPY OF THE PERMIT ISSUED BY THE MINISTRY OF
FOREIGN AFFAIRS MUST BE ATTACHED TO THIS FORM

[Emblem of the Mexican Ministry of the Economy; Notarial seal of Cecilio Gonzalez Marquez]

OFFICE OF FOREIGN INVESTMENTS

Quality control form: 291942            File [illegible]            Time: 11:21            [Initials]

NOTICE BY NOTARIES PUBLIC PURSUANT TO ARTICLE

34 OF THE FOREIGN INVESTMENT LAW

READ THE GENERAL TERMS AND CONDITIONS BEFORE COMPLETING THIS FORM.

SECTION I. INFORMATION ON THE NOTARY PUBLIC			[Stamped over text at center of page: Partly illegible notice of the Ministry of the Economy, Office of Foreign investments, dated February 24, 2006, indicating that this copy may serve as proof of notice given pursuant to Article 34 of the Foreign Investment Law]
Full name: Cecilio Gonzalez Marquez
Telephone No.: 5481-2340	Fax: 5481-2366	Area Code: 55
Authorization Category: Notary public

Number: 151	City or Town	Federal District

SECTION II. INFORMATION ON THE LEGAL ACT GIVING RISE TO THIS NOTICE

Description of legal instrument or act:	Date Notarized:
Incorporation of the company	2 – 24 – 2006
C & S Controladora Mexico, S. de R.L. de C.V.

SECTION III. INFORMATION ON THE PERSON REQUIRED TO BE REGISTERED IN THE NATIONAL REGISTRY OF FOREIGN INVESTMENTS THAT APPEARED BEFORE THE NOTARY PUBLIC IN THE LEGAL ACT GIVING RISE TO THIS NOTICE

Corporate Name: C & S Controladora Mexico, S. de R.L. de C.V.

Identification of Legal Representative or Agent:

Full name of legal representative or agent: Sergio Andres Urias Ochoa

Address of legal representative or agent (indicate of the subject of the registration is a natural person appearing before the notary public):

Street and number:	Paseos de los Tamarindos No. 50
Residential subdivision:	Bosques de las Lomas	District (Optional)
Municipality or Delegation:	Miguel Hidalgo	State: Mexico, Federal District
Postal Code:	5120	Telephone:

I declare, under penalty of perjury, that the information presented on this form is true [illegible]

false statements before a non-judicial authority [illegible] Federal)

[Signature]

Signature of notary public

GENERAL CONSIDERATIONS FOR COMPLETING THE FORM

1. The Ministry of the Economy guarantees the confidentiality of the information provided.

2. The form must be submitted to the document intake office of the Office of Foreign Investment, located at Insurgentes Sur 1940, Col. Florida, CP 01030, Mexico, Federal District, or to any federal office or unit of the Ministry of the Economy, between the hours of 9 a.m. and 2 p.m. In reference to demand, response and/or follow-up required for processing, as applicable, those acts shall be handled exclusively by the office in whose jurisdiction the notary or corresponding official of the public notaries office presenting the notice is located.

3. The incorporation, modification, conversion, merger, spin-off, dissolution and liquidation of business corporations, civil partnerships and associations and, in general, all legal instruments and acts in which those persons intervene, either on their own behalf or through representatives, who are required to be registered in the National Registry of Foreign Investments under the terms of article 32 of the Foreign Investment Law, the notaries public shall require those persons or their representatives to provide proof of their registration in the aforementioned Registry or, in the event such registration is in process, proof of the corresponding application. If no such proof is provided, the Notary Public may notarize the public instrument in question and to inform the National Registry of Foreign Investments of such omission.

4. This form must be completed by hand or in block letters.

5. This form must be presented in Spanish and in duplicate.

6. Shaded areas are for the exclusive use of the Ministry of the Economy.

7. If there is no information to respond to any heading, indicate N/A (not applicable).

8. This form is available on the following websites: COFEMER (Comisión Federal de Mejora Regulatoria, Federal Commission for Regulatory Improvement), www.cofemer.gob.mx, The Ministry of the Economy, www.economia.gob.mx, and may also be obtained directly from the Office of Foreign Investment or any other office or unit of the Ministry of the Economy.

DEADLINE FOR COMPLETING THE PROCEDURE

Within ten business days following legalization by notary public of the corresponding instrument.

PROCEDURE TO WHICH THE FORM RELATES

Notice by notary public in accordance with Article 34 of the Foreign Investment Law

Federal Registry of Procedures and Services No.: SE-02-012

Date of Authorization of the Form by the Head Administrative Office (Oficialía Mayor): 9-17-2004

Date of Authorization of the Form by the Federal Commission for Regulatory Improvement: 11-5-04

Legal and administrative authorizations:

Article 34 of the Foreign Investment Law (Diario Oficial de la Federación 12/27/1993, amended by Decrees of 12/24/96, 1/23/98, 1/19/99 and 6/4/01).

Article 44 of the implementing regulations of the Foreign Investment Law and the National Registry of Foreign Investments (Diario Oficial de la Federación 9/8/98).

RESPONSE TIME:

Immediate; however, the Ministry of the Economy has 20 business days to issued a warning based on omissions or inconsistencies of the information provided on this form. Once this period of time has elapsed without a warning being issued, the form shall be deemed submitted improperly complete form.

A non-certified copy of the form used for this process shall be considered evidence, provided that it contains the seal of the Ministry of the Economy and the number and date of submission. Such copy shall also be valid as evidence of the processing, provided that it conforms to the terms of the Foreign Investment Law and its implementing regulations.

TELEPHONE NUMBERS FOR INQUIRIES TO THE OFFICE RESPONSIBLE FOR PROCESSING:

52-29-61-00 extensions 3397, 3530, 3531, 3532, 3533, 3537, 3541, 3542, 3543, 3544 and 5782.

TELEPHONE NUMBER FOR COMPLAINTS:

Ministry of the Economy Internal Control Unit	Ministry of the Public Function Citizen Telephone Support System
5629-95-52 (direct)	SACTEL in the Federal District: 30 03 20 00 (Direct); within the
5629-95-00 extensions 6707, 6708 and 6742	Mexican Republic 0-800-11205-84 International Calls 1-888-475-2393

City of New York, State of New York, Country of New York

ATLANTA

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WASHINGTON, DC

I, Katharine Perekslis, hereby certify that the following is, to the best of my knowledge and belief, a true and accurate translation of the attached document(s) “Sensata Technologies Mexico (Deed - Name Change)” and “DOCSCREEL- #40800-vl-Acta_Constitutiva_de_C&S_Controladora_con_datos_de_ inscripción”, from Spanish to English.

/s/ Katharine L. Perekslis
Katharine L. Perekslis

Sworn to before me this
8th day of January, 2007

/s/ Paul D. Ralston
Signature, Notary Public

PAUL D. RALSTON Notary Public, State of New York No. 01RA6023867 Qualified in Queens County Commission Expires May 3, 2007
____________________________ Stamp, Notary Public

THREE PARK AVENUE, 39TH FLOOR, NEW YORK, NY 10016 T 212.689.5555 F 212.689.1059 WWW.TRANSPERFECT.COM